UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2019

ATHENE HOLDING LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-37963	98-0630022
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

96 Pitts Bay Road

Pembroke, HM08, Bermuda

(Address of principal executive offices and zip code)

(441) 279-8400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common shares	ATH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03	Material Modifications to Rights of Security Holders

On June 10, 2019, Athene Holding Ltd. (the “Company”) consummated its previously-disclosed public offering of 34,500,000 depositary shares (the “Depositary Shares”), each of which represents a 1/1,000th interest in a share of its 6.35% Fixed-to-Floating Rate Perpetual Non-Cumulative Preference Shares, Series A, par value of $1.00 per share with a liquidation preference of $25,000 per share (equivalent to $25 per Depositary Share) (the “Preference Shares”). The Depositary Shares include 4,500,000 Depositary Shares issued pursuant to the underwriters’ option to purchase additional shares under Section 2 of the Underwriting Agreement described below.

Dividends on the Preference Shares will be payable on a non-cumulative basis only when, as and if declared, quarterly in arrears on the 30th day of March, June, September, and December of each year, commencing on September 30, 2019, at a rate equal to 6.35% of the liquidation preference per annum (equivalent to $ 1,587.50 per Series A Preference Share and $1.5875 per Depositary Share per annum).

In connection with such transaction, the Company adopted a Certificate of Designations (the “Certificate of Designations”) with respect to the Preference Shares. Pursuant to the Certificate of Designations, the Preference Shares rank senior to the Company’s common shares and any other junior shares as defined in the Certificate of Designations.

The foregoing description of the Certificate of Designations does not purport to be complete and is qualified in its entirety be reference to the Certificate of Designations, a copy of which is attached hereto as Exhibit 4.1 and is incorporated by reference herein. The form of share certificate for any Preference Shares that may be issued in certificated form is attached hereto as Exhibit 4.2 and incorporated by reference herein.

In connection with the issuance of the Depositary Shares, the Company entered into a Deposit Agreement, dated as of June 10, 2019 (the “Deposit Agreement”), by and among the Company, Computershare Inc. and Computershare Trust Company, N.A., collectively, and the holders from time to time of the depositary receipts (the “Depositary Receipts”) evidencing the Depositary Shares. The Preference Shares were deposited against delivery of the Depositary Receipts pursuant to the Deposit Agreement. The Deposit Agreement is attached hereto as Exhibit 4.3 and the form of Depositary Receipt is attached hereto as Exhibit 4.4. The foregoing description of the Deposit Agreement is entirely qualified by reference to such exhibit, which is incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bye-Laws

Item 3.03 above is incorporated by reference herein.

Item 8.01 Other Events.

On June 5, 2019, the Company entered into an Underwriting Agreement with BofA Securities, Inc., Morgan Stanley & Co. LLC, UBS Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (the “Underwriters”), relating to the issuance and sale by the Company of the Preference Shares (the “Offering”). The securities have been registered under the Act, pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-222392), previously filed with the SEC under the Act.

As previously disclosed, in connection with the offering of the Depositary Shares, the Company’s board of directors authorized a contingent increase in the Company’s authority to repurchase its Class A common shares to offset any near-term earnings dilution from the issuance of the Preference Shares. Based on the size of the offering, that amount shall be equal to $120 million. Class A Common stock may be repurchased from time to time in open market transactions, in privately negotiated transactions or otherwise, within the guidelines approved by the Board. The size and timing of repurchases under the authorization will depend on legal requirements, market and economic conditions and other factors. Repurchases are solely at the discretion of the Company and may occur in one or more transactions or may not occur at all. The authorization has no expiration date, but may be modified, suspended or terminated by the Board at any time.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 5, 2019, by and among Athene Holding Ltd. and BofA Securities, Inc., Morgan Stanley & Co. LLC, UBS Securities LLC and Wells Fargo Securities, LLC as representatives of the several underwriters named therein

4.1	Certificate of Designations of 6.35% Fixed-to-Floating Rate Perpetual Non-Cumulative Preference Shares, Series A

4.2	Form of Share Certificate evidencing 6.35% Fixed-to-Floating Rate Perpetual Non-Cumulative Preference Share, Series A

4.3	Deposit Agreement, dated June 10, 2019 between the Company and Computershare Inc. and Computershare Trust Company, N.A., collectively, and the holders from time to time of the Depositary Receipts

4.4	Form of Depositary Receipt (included in Exhibit 4.3)

5.1	Opinion of Conyers Dill & Pearman Limited

5.2	Opinion of Sidley Austin LLP

23.1	Consent of Conyers Dill & Pearman Limited (Included in Exhibit 5.1)

23.2	Consent of Sidley Austin LLP Limited (included in Exhibit 5.2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATHENE HOLDING LTD.

Date: June 10, 2019	By:	/s/ John Golden
John Golden
Executive Vice President, General Counsel

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